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                                                                    Exhibit 21.0

Subsidiaries of Sylvan Learning Systems. Inc.


                                                     COUNTRY/
COMPANY                                              STATE OF INCORP.
--------------                                       ----------------

SYLVAN LEARNING SYSTEMS, INC.                            MARYLAND
Tuition Finance, Inc.                                    Maryland
Office Overload, Inc.                                    Delaware
ITS General, Inc.                                        Delaware
WSI, Miami, Inc.                                         Florida
Jefferson Educational Enterprises, Inc.                  Texas
National Assessments, Inc.                               Florida
Block Testing Services, Inc.                             Maryland
Pacific Language Associates, Inc.                        Oregon
RESS USA, Inc.                                           Delaware
Educational Products, Inc.                               Maryland
Caliber Learning Network, Inc.                           Maryland
Jostens Learning Corporation                             California
Sylvan Learning Corporation                              Maryland
   Its Subsidiary:
   -----------------

   Canter & Associates, Inc.                             California

Sylvan Learning Systems International. Ltd.              Delaware
   Its Subsidiary:
    ---------------

   Sylvan Learning Systems I, B.V.                       Netherlands
      Its Subsidiaries:
      -----------------

      Sylvan Learning Systems B.V.                       Netherlands
         Its Subsidiaries:
         -----------------

         Sylvan Learning Systems Pty, Ltd                Australia
         Sylvan Learning Systems (Pty), Ltd              South Africa
         Sylvan Testing Services Pvte, Ltd               India
         Sylvan Prometric KK                             Japan
         Sylvan LLC                                      Egypt
         Computer Certification Services, Ltd            U.K.

      Sylvan Learning Systems II, B.V.                   Netherlands
         Its Subsidiaries:
         ----------------

         Sylvan Learning Systems Ltd                     New Zealand
         Sylvan Pte, Ltd                                 Singapore
         Sylvan Learning Systems II GmbH                 Austria
         Sylvan Learning Systems Ltd.                    Israel
         WSI Sylvan Learning Systems S.L.                Spain
         Dorana 41 GmbH                                  Germany
           Sylvan Learning Systems GmbH                  Germany
           Dorana 50th GmbH                              Germany
             Schulerhilfe GmbH                           Germany

      WSI Kft                                            Hungary
      Sylvan Prometric Ltd                               U.K.


   Aspect International Language Schools B.V.            Netherlands
      Aspect Education, Inc.                             California
      AW Education (UK), Ltd                             U.K.
      The Lemaire English College Pty Ltd                Australia
      Aspect International Language Schools, Ltd         Canada
      Aspect International Language Schools, Ltd         Ireland
      Aspect Language Schools, Ltd                       Switzerland